Exhibit 99.1

NASDAQ GRANTS EXTENSION TO CONTINUE SWISHER HYGIENE LISTING

CHARLOTTE, NC – March 22, 2013 – Swisher Hygiene Inc. (“Swisher Hygiene”) (NASDAQ: SWSH, TSX: SWI), a leading provider of essential hygiene and sanitizing products and services, announced today that on March 21, 2013, the NASDAQ Hearings Panel (the “Panel”) determined to continue Swisher Hygiene’s listing on the NASDAQ Stock Market (“NASDAQ”) and provide Swisher Hygiene additional time to file its Form 10-K for the year ended December 31, 2012 (the “2012 Form 10-K”) and hold its combined 2011 and 2012 annual meeting of stockholders (the “Annual Meeting”).

Previously, on March 20, 2013, Swisher Hygiene provided the Panel an update on the company’s compliance efforts and advised the Panel that it expects to complete and file the 2012 Form 10-K by April 30, 2013 and hold the Annual Meeting on June 5, 2013.

Also, on March 20, 2013, Swisher Hygiene received a letter from NASDAQ indicating that it is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c)(1) because the 2012 Form 10-K was not timely filed by March 18, 2013. The letter from NASDAQ advised Swisher Hygiene that the Panel will consider this additional deficiency in the Board’s decision regarding Swisher Hygiene’s continued listing on NASDAQ.

On March 21, 2013, Swisher Hygiene received a letter from the Panel indicating its determination to continue the listing of Swisher Hygiene’s shares on NASDAQ, subject to the following conditions: (1) on or before April 30, 2013, Swisher Hygiene will file the 2012 Form 10-K and (2) on or before June 5, 2013, Swisher Hygiene will have solicited proxies and held the Annual Meeting. In order for Swisher Hygiene to comply with the terms of the Panel’s exception, Swisher Hygiene must be able to demonstrate compliance with all requirements for continued listing.

Swisher Hygiene is working to meet the conditions for continued listing required by the Panel, however Swisher Hygiene can provide no assurance as to when it will complete and file the 2012 Form 10-K or when it will hold the Annual Meeting.

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Certain information in this press release is forward-looking information. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher Hygiene as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. All of these assumptions have been derived from information currently available to Swisher Hygiene including information obtained by Swisher Hygiene from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this press release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher Hygiene’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com, and Swisher Hygiene’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. Swisher Hygiene disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ and TSX listed company that provides essential hygiene and sanitizing solutions to customers throughout much of North America and internationally through its global network of company-owned operations, franchises and master licensees operating in countries across Europe and Asia. These essential solutions include cleaning and sanitizing chemicals, foodservice and laundry products, restroom hygiene programs and a full range of related products and services. This broad set of offerings is designed to promote superior cleanliness and sanitation in all commercial environments, enhancing the safety, satisfaction and well-being of employees and patrons. Swisher Hygiene’s customers include a wide range of commercial enterprises, with a particular emphasis on the foodservice, hospitality, retail, industrial and healthcare industries.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:

Amy Simpson

Phone: (704) 602-7116

Garrett Edson, ICR

Phone: (203) 682-8331

Media Contact:

Alecia Pulman, ICR

Phone: (203) 682-8224

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